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                               Opus Cash Reserves
                             Financial Statement and
             Report of Independent Registered Public Accounting Firm

                                October 14, 2004

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                               Opus Cash Reserves
                                Table of Contents

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Statement of Assets and Liabilities                                            2

Notes to Statement of Assets and Liabilities                                   3

Report of Independent Registered Public Accounting Firm                        5

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                               Opus Cash Reserves
                       Statement of Assets and Liabilities
                                October 14, 2004

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Assets:
Cash                                                                    $100,000

Net Assets                                                              $100,000
                                                                        --------
Net Assets Consist of:
Paid-in Capital                                                         $100,000
                                                                        --------
Share of beneficial interest outstanding
(unlimited authorization, no par value)                                  100,000
                                                                        --------
Net Asset Value Per Share                                               $   1.00
                                                                        --------

         See accompanying Notes to Statement of Assets and Liabilities.

                                        2

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                               Opus Cash Reserves
                  Notes to Statement of Assets and Liabilities
                                October 14, 2004

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Note 1--Organization

Opus Investment Trust (the "Trust") was organized as a Massachusetts business trust on September 26, 2002 and is registered under the Investment Company Act of 1940 ("1940 Act") as a diversified open-end management investment company currently comprised of one series: Opus Cash Reserves (the "Fund"). The Trust is authorized to issue an unlimited number of series or classes of shares. The Fund has established two classes of shares, Class I and Class R shares; Class R shares currently are not being offered. The Fund has had no operations to date other than those relating to its organization and the sale of shares of beneficial interest to First Allmerica Financial Life Insurance Company ("First Allmerica"), an indirect, wholly-owned subsidiary of Allmerica Financial Corporation ("AFC").

The Fund's investment objective is to achieve a high level of current income consistent with preserving principal and liquidity.

Note 2--Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates.

Note 3--Fees and Transactions with Related Parties

Management Fees: The Fund has retained Opus Investment Management, Inc. ("Opus"), a wholly-owned subsidiary of AFC, as investment manager of the Fund responsible for managing the Fund's day-to-day business affairs. For this service, the Fund will pay Opus a fee at an annual rate of 0.22% of the Fund's average daily net assets. Opus will pay all of the other expenses of the Fund excluding non-recurring and extraordinary expenses, taxes, interest, fees paid to the independent Trustees, brokerage fees and commissions and certain other expenses. Opus will pay the organizational expenses of the Fund. The Fund is not required to reimburse Opus for the organizational expenses.

Plan of Distribution and Service: The Board of Trustees has approved a Plan of Distribution and Service ("12b-1 Plan") under Rule 12b-1 of the 1940 Act. On October 22, 2004, the Fund's sole shareholder, First Allmerica, approved the 12b-1 Plan. For Class I shares, the 12b-1 Plan recognizes that Opus may use its investment management fee revenues, as well as past profits or its resources from any other source, to pay VeraVest Investments, Inc. ("VeraVest"), the Trust's distributor, or other parties for expenses incurred in connection with providing services intended to result in the sale of fund shares and/or shareholder support services. VeraVest is an indirect, wholly-owned subsidiary of AFC.

Class R shares are subject to a distribution and shareholder servicing fee of 0.25% of the average daily net assets attributable to the Class R shares. The 12b-1 Plan recognizes that Opus and VeraVest may use this fee to make payments to third parties, such as sales representatives or broker-dealers or banks that assist in the sale of the Fund's shares or that provide shareholder support services.

Note 4--Reimbursement of Expenses and Waiver of Fees

Opus has contractually agreed to waive fees and/or reimburse expenses to limit total annual fund operating expense to 0.22% for Class I shares and 0.47% for Class R shares. This waiver and/or reimbursement will remain in effect until September 30, 2005. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the investment manager are subject to reimbursement by the Fund for the period in which the expense limitation is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding this expense limitation.

                                        3

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                               Opus Cash Reserves
            Notes to Statement of Assets and Liabilities (continued)
                                October 14, 2004

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Note 5--Federal Income Taxation

The Fund intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Fund will not be subject to Federal income taxes to the extent it distributes all of its taxable income and net realized gains, if any, for its fiscal year. In addition, by distributing during each calendar year substantially all of its net investment income, capital gains and certain other amounts, if any, the Fund will not be subject to Federal excise tax. Therefore, no Federal income tax provision will be required.

Note 6--Shares of beneficial interest

The Trust has an unlimited authorized number of shares of beneficial interest which may be divided into an unlimited number of series or classes of such shares, each without par value. At October 14, 2004, First Allmerica, as the Fund's sole shareholder, owned 100,000 Class I shares of the Fund.

                                        4

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                               Opus Cash Reserves
             Report of Independent Registered Public Accounting Firm

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To the Board of Trustees and Shareholder of Opus Cash Reserves

In our opinion, the accompanying statement of assets and liabilities presents fairly, in all material respects, the financial position of Opus Cash Reserves (comprising Opus Investment Trust, hereafter referred to as the "Fund") at October 14, 2004, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 22, 2004

                                        5